Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1) Registration Statement (Form S-3 No. 333-153006) pertaining to the 2008 shelf registration of MarineMax, Inc. and the related Prospectus,

2) Registration Statement (Form S-8 No. 333-141657) pertaining to the 2007 Incentive Compensation Plan of MarineMax, Inc.,

3) Registration Statement (Form S-8 No. 333-83332) pertaining to the 1998 Incentive Stock Plan of MarineMax, Inc.,

4) Registration Statement (Form S-8 No. 333-63307) pertaining to the 1998 Incentive Stock Plan and the 1998 Employee Stock Purchase Plan of MarineMax, Inc.,

5) Registration Statement (Form S-8 No. 333-156358) pertaining to the 2008 Employee Stock Purchase Plan of MarineMax, Inc., and

6) Registration Statement (Form S-8 No. 333-177019) pertaining to the 2011 Stock-Based Compensation Plan of MarineMax, Inc.;

of our reports dated December 8, 2011, with respect to the consolidated financial statements of MarineMax, Inc. and the effectiveness of internal control over financial reporting of MarineMax, Inc., included in this Annual Report (Form 10-K) of MarineMax Inc. for the year ended September 30, 2011.

/s/ Ernst & Young LLP

Tampa, Florida

December 8, 2011